Exhibit 99.1

Integrated Security Systems, Inc. reduces

authorized shares

Carrollton, Texas –May 11, 2011 – Integrated Security Systems, Inc. (OTCB:IZZI) announced that it has amended its Certificate of Incorporation to decrease the Company’s total number of authorized shares from 800,750,000 shares to 57,000,000 shares, 56,250,000 shares of which will be common stock and 750,000 shares of which will be preferred stock.  The previously announced decrease of authorized shares was approved by Company shareholders in a meeting held yesterday.

 This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the discussion of financial position and liquidity discussed in Part I of our Form 10-K Report for the year ended June 30, 2010, including but not limited to the “Management's Discussion and Analysis of Financial Condition and Results of Operations”, which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information, contact:

Sharon Doherty

Chief Financial Officer

(972) 444-8280

sdoherty@integratedsecurity.com